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SUIZA FOODS CORPORATION


EXHIBIT 11 - Statement re computation of per share earnings

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                                                         For the three       For the three
                                                         Months ended        Months ended
                                                           March 31,           March 31,
                                                              1996                1997
                                                         -------------       -------------
                                                           (In thousands, except share
                                                                and per-share amounts)
Income(loss) before extraordinary items                   $       383         $    15,442
Extraordinary loss                                                  0              (3,270)
                                                          -----------         -----------
Net income (loss)                                         $       383         $    12,172
                                                          -----------         -----------
                                                          -----------         -----------
Calculation of primary earnings (loss) per share:

Weighted average shares outstanding                         6,313,479          13,763,718

Common stock equivalents (options & warrants)                 639,652             980,422
                                                          -----------         -----------
Total weighted average shares outstanding                   6,953,131          14,744,140
                                                          -----------         -----------
                                                          -----------         -----------

Income (loss) before extraordinary items                  $      0.06         $      1.05
Extraordinary loss                                               0.00               (0.22)
                                                          -----------         -----------
Net income (loss)                                         $      0.06         $      0.83
                                                          -----------         -----------
                                                          -----------         -----------

Calculation of fully diluted earnings (loss) per share:

Weighted average shares outstanding                         6,313,479          13,763,718
Common stock equivalents (options & warrants)                 674,283           1,056,942
                                                          -----------         -----------
Total weighted average shares outstanding                   6,987,762          14,820,660
                                                          -----------         -----------
                                                          -----------         -----------

Income (loss) before extraordinary items                  $      0.05         $      1.04
Extraordinary loss                                               0.00               (0.22)
                                                          -----------         -----------
Net income (loss)                                         $      0.05         $      0.82
                                                          -----------         -----------
                                                          -----------         -----------
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